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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT made as of August 16, 1999, by and between Venator Group, Inc., a New York corporation having its principal place of business at 233 Broadway, New York, New York 10279 (the "COMPANY"), and Roger N. Farah (the "EXECUTIVE").

                              W I T N E S S E T H :

                  WHEREAS, the Executive has been employed by the Company as its Chairman of the Board and Chief Executive Officer pursuant to the provisions of an employment agreement dated as of April 14, 1999 (the "APRIL AGREEMENT"), and

                  WHEREAS, effective August 16, 1999, the Company desires the Executive to serve as its Chairman of the Board, and the Executive is willing to serve in such capacity; and

                  WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment; and

                  WHEREAS, the Executive and the Company desire to terminate the April Agreement as of August 15, 1999, so that, from and after August 16, 1999, the terms and conditions of the employment of the Executive with the Company shall be governed by the provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:


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                   1. Employment. (a) The Company hereby agrees to employ the
Executive as its Chairman of the Board and the Executive hereby agrees to accept such employment with the Company, on the terms and conditions herein contained.

                                  (b) Executive's employment under this
Agreement shall commence on August 16, 1999 and shall continue until the date of the Annual Meeting of Shareholders of the Company in 2001 (the "2001 ANNUAL Meeting"); provided, however, that on or after the date of the Annual Meeting of Shareholders of the Company in 2000 (the "2000 ANNUAL MEETING"), either party may provide 60 days prior written notice to the other of its intention to terminate this agreement and end the Employment Period, as hereinafter defined, and such Employment Period shall end on the sixtieth day following the giving of such notice. (The period during which the Executive is employed pursuant to the provisions of this agreement is hereinafter referred to as the "EMPLOYMENT PERIOD").

                  2. Duties. (a) The Executive shall serve during the Employment Period as Chairman of the Board of the Company, reporting only to the Board of Directors (the "BOARD"). The Executive agrees that in such office he shall perform such duties and functions as are commensurate with his status as Chairman of the Board of the Company as may from time to time be determined by the Board. During the Employment Period, the Executive shall devote substantially all of his business efforts and time to the Company and he shall not accept other full- or part-time employment. The foregoing, however, shall not preclude the Executive from engaging in such activities and services as do not materially conflict with the Executive's duties and responsibilities to the Company nor, with the prior approval of the Board, which it may grant or deny in its sole discretion, preclude the Executive from serving on the boards of directors of other for-profit corporations, if such service does not conflict with his duties hereunder or his fiduciary duty to the Company. It is further understood and agreed that nothing herein shall prevent the Executive from managing his passive personal investments (subject to applicable Company policies on permissible investments), and (subject to applicable Company policies) participating in charitable and civic endeavors, so long as such activities do not interfere in more than a de minimis manner


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with the Executive's performance of his duties hereunder.

                                  (b) Upon request of the Board, the Executive
shall also serve as an officer and director of subsidiaries and affiliates of the Company.

                  3. Compensation and Benefits. As full compensation for his services hereunder, and subject to all the provisions hereof:

                                  (a) During the Employment Period, the Company
shall pay the Executive, in accordance with its normal payroll practices and subject to required withholding, a salary calculated at such rate per annum as may be fixed by the Compensation Committee of the Board from time to time, but in no event at a rate less than $250,000 per annum ("BASE SALARY").

                                  (b) The Executive shall continue to
participate in the Company's Annual Incentive Compensation Plan (the "ANNUAL PLAN") for the fiscal years of the Company that end on January 29, 2000 and February 3, 2001 in accordance with the terms of such plan. The Executive's bonus under the Annual Plan, at target, for the fiscal years ending January 29, 2000 and February 3, 2001 shall be no less than 100 percent of the base salary paid to Executive in each such fiscal year. Executive shall continue to participate in the Long-Term Incentive Compensation Plan (the "LONG-TERM PLAN") for the performance periods ending January 29, 2000 and February 3, 2001, in accordance with the terms of his current participation and the terms of such plan. Notwithstanding anything herein or in the Annual Plan, the Long-Term Plan or any document or agreement issued under the Annual Plan or the Long-Term Plan to the contrary, Executive shall not participate in the Annual Plan or the Long-Term Plan for any plan year or performance period that ends after February 3, 2001. In the event the Employment Period ends prior to February 3, 2001, the payments under the Annual Plan and the Long-Term Plan provided for herein shall be prorated as of the last day of Executive's employment hereunder.


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                                  (c) The portions of the stock option grant
made to Executive on February 10, 1999 that vest on February 10, 2000 and February 10, 2001 shall vest, in accordance with the terms of such grant, on February 10, 2000 and February 10, 2001, provided that the Executive continues to be employed by the Company as Chairman of the Board on the applicable vesting dates, and the balance of such grant is hereby cancelled as of the earlier of the date of the 2001 Annual Meeting or the last day of Executive's employment hereunder. The portions of the stock option grant made to Executive on April 14, 1999 that vest on April 14, 2000 and April 14, 2001 shall vest, in accordance with the terms of such grant, on April 14, 2000 and April 14, 2001, provided that the Executive continues to be employed by the Company as Chairman of the Board on the applicable vesting dates, and the balance of such grant is hereby cancelled as of the earlier of the date of the 2001 Annual Meeting or the last day of Executive's employment hereunder. To the extent permitted, or as may by discretion be granted by the Compensation Committee of the Board under the Company's 1986 Stock Option Plan, 1995 Stock Option and Award Plan and 1998 Stock Option and Award Plan, the Executive shall have a period of up to two years following the last day of Executive's employment hereunder to exercise any stock options that are vested as of such day. In no event, however, shall any option remain exercisable beyond its original expiration date. That portion of the grant of restricted stock made to Executive pursuant to the provisions of the Restricted Stock Agreement dated January 9, 1995 that vests on January 31, 2000 shall vest, in accordance with the terms of such agreement, on January 31, 2000, provided that the Executive continues to be employed by the Company as Chairman of the Board on such date. The portions of the grant of restricted stock made to Executive pursuant to the provisions of the Restricted Stock Agreement dated April 26, 1999 that vest on January 31, 2000 and January 31, 2001 shall vest, in accordance with the terms of such agreement, on January 31, 2000 and January 31, 2001, provided that the Executive continues to be employed by the Company as Chairman of the Board on the applicable vesting dates, and the balance of such restricted stock grant is hereby forfeited as of the earlier of the date of the 2001 Annual Meeting or the last day of Executive's employment hereunder.


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                                  (d) During the Employment Period, the
Executive shall be eligible to participate in all pension, welfare and fringe benefit plans, maintained by the Company from time to time for its senior executive employees in accordance with their respective terms as in effect from time to time (other than any special arrangement entered into by contract with an executive). In addition, during the Employment Period, the Company shall reimburse the Executive for his net premiums on his current term life insurance policy for coverage of three million six hundred thousand dollars ($3,600,000) with Aetna Life Insurance Company.

                                  (e) During the Employment Period, the
Executive shall be reimbursed for his out-of-pocket travel and entertainment expenses in accordance with the Company's normal policy for senior executive officers, including appropriate documentation.

                                  (f) The Company shall pay for personal
financial planning services for Executive, up to an amount of $15,000 per year, for the calendar years 1999 and 2000.

                  4. Termination. The Employment Period shall terminate upon the earliest of the following:

                     (a) the Executive's death;

                     (b) the Executive's disability in accordance with Section
6;

                     (c) the Executive's termination for cause in accordance with Section 7;

                     (d) the date 60 days following the date of the giving of the notice specified in Section 1(b) hereof.


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                  5. Death. The death of the Executive shall serve to terminate the Employment Period, in which event the Company shall have no liability or further obligation except as follows:

                           (a) The Company shall pay the Executive's estate (or,
if properly designated under an applicable plan or arrangement, his beneficiary) when otherwise due any unpaid Base Salary for the period prior to such termination of the Employment Period, any declared but unpaid bonuses, any declared but unpaid amounts due under any incentive plan and any other unpaid amounts due the Executive under employee benefit, fringe benefit or incentive plans ("ENTITLEMENTS").

                           (b) The Executive's estate or his designated
beneficiary shall have such rights under any employee benefit, fringe benefit or incentive plan, including any stock option plan, as provided in such plans and any grants thereunder ("RIGHTS").

                           (c) The Executive's estate or his designated beneficiary shall be entitled to receive those benefits afforded by the Company under its then existing policies to employees who die while employed by the Company.

                  6. Disability. If the Board reasonably shall determine that the Executive has become physically or mentally incapable of performing his material duties as provided in Section 2 of this Agreement and such incapacity is likely to last for a period of at least one hundred eighty (180) days from the onset of such incapacity, the Company may, at its election at any time thereafter while the Executive remains incapable of performing his duties, terminate the Executive's employment hereunder effective immediately by giving the Executive written notice of such termination. In such event, the Company shall continue the Executive as an employee on payroll (but not as an officer hereunder) at his same Base Salary until he qualifies for the Company's long term disability policy and the Company shall have no other obligation to the Executive or his dependents other than Entitlements, Rights,


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amounts due under the Company's long term disability plan, and any benefits offered by the Company under its then policy to employees who become disabled while employed by the Company.

                  7. Cause. (a) If the Board shall determine that there are grounds for terminating the Employment Period and discharging the Executive for "cause" (as hereinafter defined), the Company may, at its election at any time within six months after the Company shall obtain knowledge of the grounds for termination, give the Executive notice of its intention to terminate the Executive for cause, stating the grounds for termination and specifying a reasonable date (the "MEETING DATE") on which the Executive shall be given an opportunity if he desires to discuss such grounds for termination at a meeting of the Board.

                     (b) If the grounds for termination are those specified in clause (ii)(X), (iv) or (vi) of paragraph (d) hereof, the Executive shall have a period of ten (10) days from the Meeting Date (the "CURE PERIOD") to cure the neglect, refusal or breach, as the case may be, provided that if similar grounds arise again within one (1) year of such cure, no new notice need be given and the Company, at its option, may immediately terminate the Executive for cause.

                     (c) If the grounds for termination are those specified in clauses (i), (ii)(Y), (iii) or (v) of paragraph (d) hereof, it is understood and agreed that no satisfactory cure is available. If, following discussion with the Executive of the grounds for his termination at the Board meeting or, if the Executive does not appear, following the Board meeting, the Company shall continue intent on discharging the Executive for cause on the grounds specified in clause (i), (ii)(Y), (iii) or (v) of paragraph (d), the Company shall so notify the Executive, and such termination shall be effective immediately.


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                     (d) For purposes of this Section 7 the term "CAUSE" shall
mean:

                           (i) the conviction (or plea of guilty or nolo
contendere) of the Executive of any felony, or of any crime involving fraud, dishonesty or misappropriation, or moral turpitude or, if any of the foregoing involves the Company or any subsidiary or affiliate (collectively the "CONTROL GROUP"), the commission of any of the foregoing (other than good faith disputes involving expense account items);

                           (ii) the Executive's (X) continued willful neglect of
his duties and responsibilities under this Agreement or (Y) gross negligence;

                           (iii) the Executive's willful misconduct with regard
to the Control Group;

                           (iv) the Executive's refusal to follow the written
direction of the Board with regard to the Executive's responsibilities as set forth herein;

                           (v) the Executive's willful failure to comply with
the covenants in Section 10 hereof; or

                           (vi) material breach of any of the provisions of this
Agreement by the Executive.

                     (e) If the Company shall terminate the Executive's employment pursuant to this Section 7, it shall have no further liability or obligation hereunder except as follows:

                           (i) The Company shall promptly pay the Executive his
then current Base Salary through the effective date of such termination;


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                           (ii) The Executive shall receive the benefits, if
any, and have the rights afforded by the Company under its then existing policies to employees whose employment is terminated for cause or under the specific terms of any welfare, fringe benefit or incentive plan.

                  8. Change in Control. In the event of a Change in Control, as defined in Exhibit B hereto, the Executive shall have the right to terminate the Employment Period by written notice given within the thirty (30) day period following three (3) months after such Change in Control. Such Employment Period shall cease upon the giving of such notice. In such event, the Company shall have no obligation to the Executive except as follows:

                     (a) The Executive shall receive his Entitlements and have his Rights.

                     (b) Upon a Change in Control, the forfeiture period with regard to the restricted stock shall terminate and such shares shall become immediately vested.

                     (c) In addition to any payments to which the Executive may be entitled pursuant to the provisions of paragraph (a) of this section, the Company shall make a lump sum cash payment equal to 3 multiplied by Executive's Base Salary (at the rate payable immediately prior to such Change in Control) plus bonus payable under the Annual Plan at target in the year of the termination of the Employment Period within five business days of the date of the termination of the Employment Period.

                  9. Gross-up. (a) In the event that the Executive shall become entitled to any amounts, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or any person affiliated with the Company or such person (collectively the "Company Payments"), and such Company Payments will be subject to the tax (the "EXCISE


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TAX") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed), the Company shall pay to the Executive at the time specified in paragraph (d) below an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any federal, state or local income tax on the Company Payments, shall be equal to the Company Payments.

                           (b) For purposes of determining whether any of the
Company Payments and Gross-up Payments (collectively the "TOTAL PAYMENTS") will be subject to the Excise Tax and the amount of such Excise Tax, (a) the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3)) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the "ACCOUNTANTS") such Total Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (b) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                           (c) For purposes of determining the amount of the
Gross-up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise


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Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction net of any federal, state, or local income tax incurred on the original receipt of such portion of the prior Gross-up Payment (after taking into account the tax benefit, if any, that the Executive receives on such repayment) (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any federal, state or local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Executive's claim for refund or credit is denied.

                  In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                           (d) The Gross-up Payment or portion thereof provided
for in paragraph (c) above shall be paid not later than the thirtieth day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of


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such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountants, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Code Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to paragraph (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                     (e) The Company shall be responsible for all charges of the Accountants.

                  10. Confidential Information; Nondisparagement; Noncompetition. (a) In consideration of the covenants by the Company contained herein, the Executive undertakes and agrees that during the Employment Period and thereafter he shall hold in a fiduciary capacity for the benefit of the Control Group all secret or confidential information, knowledge or data relating to the Control Group or its business (which shall be defined as all such information, knowledge and data coming to the Executive's attention by virtue of his employment at the Company except that which is otherwise public knowledge or known within the Company's industry). During such period, the Executive shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other body having jurisdiction over such matter or unless required by lawful process or subpoena, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The foregoing shall not limit the disclosure by the Executive of such information in the course of the performance of his duties as Chairman of the Board so long as such disclosure is in good faith.

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                  (b) During the Employment Period and for two years thereafter, the Executive shall not make any statements or comments (i) to any form of media or likely to come to the attention of any form of media of a negative nature that reasonably could be considered to have an adverse impact on the business or reputation of the Control Group, the Board or any senior officer of the Control Group, or (ii) to any employee of the Control Group or to any supplier or customer of the Control Group of a negative nature that reasonably could be considered to have an adverse impact on the business or reputation of the Control Group, or the Board or any senior officer of the Control Group, provided that in no event shall the foregoing limitation apply to (i) compliance with legal process or subpoena, (ii) statements in response to inquiry from a court or regulatory body, (iii) in rebuttal of media stories with regard to the Executive, (iv) to a possible future employer in connection with employment discussions, or (v) in response to inquiry from the Board.

                  (c) During the Employment Period and for two years thereafter, Executive shall not engage in Competition with the Control Group. For purposes of this Agreement, "COMPETITION" shall mean the:

                     (i) participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venturer, investor, lender, or in any capacity whatsoever (within the United States of America, or in any country where the Control Group does business) in any of the entities listed on Exhibit A hereto or any successor to any such entity, provided, however, that such participation shall not include (x) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; or (y) any activity engaged in with the prior written approval of the Board; or

                     (ii) intentional recruiting, soliciting or inducing, of any employee or employees of the Control Group to terminate their employment with, or otherwise cease their relationship with, the Control Group where such employee or employees do in fact so terminate their employment.


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                  If any restriction set forth with regard to Competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                     (d) Notwithstanding any other provision of this Agreement, in the event of a breach or threatened breach by the Executive of any provision of this Section, the Executive and the Company agree that the Company shall be entitled to injunctive and declaratory relief from a court of competent jurisdiction to restrain the Executive from committing such breach of the Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, the recovery of damages.

                     (e) The provisions of this Section 10 shall survive the expiration of this Agreement or the termination of this Agreement for any reason.

                   11. Indemnification. The Company agrees that the Executive shall be entitled to the benefits of the indemnity provisions set forth in the By-laws from time to time in accordance with their terms both during his employment and thereafter with regard to his actions as an officer or director of the Company and the indemnification agreement with Executive dated as of December 11, 1994. In addition, the Company agrees to continue in effect for the benefit of the Executive during the Employment Period directors' and officers' liability insurance of the type and in the amount currently maintained by the Company to the extent such insurance is available at a premium cost which the Company considers reasonable and, thereafter, with regard to his prior activities as an officer or director, such insurance as is maintained for active directors and officers.


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                  12. Assignment. This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Executive) and permitted assigns. This Agreement is personal to the Executive and neither this Agreement or any rights hereunder may be assigned by the Executive. No rights or obligations of the Company under this Employment Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or pursuant to a sale of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Employment Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale as described in the preceding sentence, it shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

                  13. Arbitration. Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, other than injunctive relief pursuant to Section 10(d) hereof, shall be settled by arbitration in the City of New York, in accordance with the rules of the American Arbitration Association (the "AAA") before three arbitrators. The decision of the arbitrators shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs assessed by the AAA for arbitration shall be borne equally by both parties.

                  14. Notice. Any notice to either party hereunder shall be in writing, and shall be deemed to be sufficiently given to or served on such party, for all purposes, if the same shall be personally delivered to such party, or sent to such party by registered mail, postage prepaid, at, in the case of the Company, the address of such party first given above and, in the case of the Executive, his principal residence address as shown in the records of the Company. Notice to the Company shall be addressed to the General Counsel. Either


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party hereto may change the address to which notices are to be sent to such party hereunder by written notice of such new address given to the other party hereto. Notices shall be deemed given when received if delivered personally or three days after mailing if mailed as aforesaid.

                 15. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed therein.

                  16. April Agreement. The April Agreement is hereby terminated, effective as of 12:00 Midnight on August 15, 1999, without further obligation of either party to the other, and shall thereafter be of no force and effect.

                  17. Miscellaneous. (a) This Employment Agreement represents the entire understanding of the parties hereto, supersedes any prior understandings or agreements between the parties, and the terms and provisions of this Employment Agreement may not be modified or amended except in a writing signed by both parties.

                     (b) No waiver by either party of any breach by the other party of any condition or provision contained in this Employment Agreement to be fulfilled or performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Except to the extent otherwise specifically provided herein, any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

                  18. Beneficiary. The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Employment Agreement following his death by giving the Company written notice thereof in accordance with applicable Company policies. In the event of the Executive's death or a judicial determination of his incompetence,


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reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.



                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.

                                                    VENATOR GROUP, INC.

                                                    By:  /s/  Dennis M. Lee
                                                         -----------------------
                                                         DENNIS M. LEE

                                                       /s/  Roger N. Farah
                                                         -----------------------
                                                       ROGER N. FARAH



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                                    Exhibit A

                           List of Competing Companies

- The Finish Line, Inc.
- Footstar, Inc.
- Hibbetts Sporting Goods, Inc.
- Just For Feet, Inc.
- The Sports Authority, Inc.
- Any entity owning, operating, or franchising Athlete's Foot stores (not including a general merchandise or department store that solely operates Athlete's Foot departments as an incidental part of its stores)



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                                    Exhibit B

         Change in Control of the Company shall mean any of the following: (i)
(A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") (other than the Company or its subsidiaries) for shares of Common Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of the Company's then issued and outstanding voting securities; (B) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding voting securities by any Person acting in concert as of the date of this Agreement; provided, however, that the Board of Directors of the Company (referred to herein as the "BOARD") may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company; or (ii) during any period of not more than two


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
(2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.



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